Exhibit 99.1

Longboard Pharmaceuticals Provides Corporate Update and

Reports Second Quarter 2021 Financial Results

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Continued progress with the multiple ascending dose (MAD) portion of the Phase 1 clinical trial for LP352, a potential treatment for severe epileptic indications, with topline results expected in 2021
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Initiated a number of IND-enabling preclinical studies for LP143 and LP659
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Established corporate office in one of the largest life sciences hubs, San Diego, California, while continuing to expand capabilities internationally as we build out a world-class neurology team

SAN DIEGO, Calif., August 9, 2021 – Longboard Pharmaceuticals, Inc. (Nasdaq: LBPH), a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases, today provided a corporate update and reported financial results for the second quarter ended June 30, 2021.

"This quarter we were highly focused on advancing our lead asset, LP352, and we look forward to sharing data from the MAD portion of the Phase 1 clinical trial in the coming months. We are encouraged by the feedback we are receiving from thought leaders, advocacy groups, and caregivers as we work to finalize the protocol for our Phase 1b/2a clinical trial which we plan to initiate in participants with rare and severe epilepsies starting in the first quarter of 2022," stated Kevin R. Lind, Longboard’s President and Chief Executive Officer. "We also continue to make progress on key IND-enabling activities for LP143 and LP659 as we assess areas of differentiation from currently available therapies."

Program Overview:

•
LP352, an oral, highly selective, centrally acting 5-hydroxytryptamine 2c receptor subtype (5-HT2c) superagonist, is in the MAD portion of a Phase 1 clinical trial with topline data expected in 2021. We plan to initiate a Phase 1b/2a clinical trial for the treatment of developmental and epileptic encephalopathies (DEEs) in the first quarter of 2022.

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LP143, an oral, centrally acting full agonist to the cannabinoid type 2 (CB2) receptor targeting a broad range of neurodegenerative diseases, with an initial focus in amyotrophic lateral sclerosis (ALS), is currently in Investigational New Drug (IND)-enabling studies and we anticipate submitting an IND application to the United States Food and Drug Administration (FDA) in the first quarter of 2022.

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LP659, an oral, selective, centrally acting sphingosine-1-phosphate (S1P) receptor modulator targeting a range of central nervous system neuroinflammatory diseases, is currently in IND-enabling studies and we anticipate submitting an IND application to the FDA in the second half of 2022.

Second Quarter 2021 Financial Results:

Balance Sheet Highlights

At June 30, 2021, Longboard’s cash, cash equivalents and short-term investments were approximately $118.8 million and approximately 17.2 million shares of Longboard voting and non-voting common stock were outstanding.

Operating Results

Research and development (R&D) expenses were $4.9 million for the three months ended June 30, 2021 compared to $0.8 million for the three months ended June 30, 2020. R&D expenses for the three months ended June 30, 2021 included $3.0 million in preclinical and clinical trial expenses related to LP352, $0.8 million in preclinical expenses related to advancing LP143 and LP659 and $1.0 million in personnel-related expenses. R&D expenses for the three months ended June 30, 2020 included $0.5 million in preclinical expenses related to LP143 and LP659 and $0.3 million in personnel-related expenses.

General and administrative (G&A) expenses were $2.1 million for the three months ended June 30, 2021 compared to $0.8 million for the three months ended June 30, 2020. G&A expenses for the three months ended June 30, 2021 included $0.9 million of personnel-related costs, $0.6 million of professional services and consulting expenses and $0.5 million of insurance expense. G&A expenses for the three months ended June 30, 2020 included $0.6 million of personnel-related costs and $0.1 million in professional services and consulting expenses.

Net loss was $7.0 million, or $0.41 per share, for the three months ended June 30, 2021 compared to $1.6 million, or $0.41 per share, for the three months ended June 30, 2020.

About Longboard Pharmaceuticals

Longboard Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases. Longboard was formed in January 2020 by Arena Pharmaceuticals, Inc. (Arena) to advance a portfolio of centrally acting product candidates designed to be highly selective for specific G protein-coupled receptors (GPCRs). Longboard’s small molecule product candidates were discovered out of the same platform at Arena that represents a culmination of more than 20 years of GPCR research. Longboard is evaluating LP352, an oral, centrally acting, 5-hydroxytryptamine 2c receptor subtype superagonist, with negligible observed impact on 5-HT2b and 5-HT2a receptor subtypes, in development for the potential treatment of developmental and epileptic encephalopathies. Longboard is also evaluating LP143, a centrally acting, full cannabinoid type 2 receptor agonist, in development for the potential treatment of neurodegenerative diseases associated with neuroinflammation caused by microglial activation, and LP659, a centrally acting, sphingosine-1-phosphate receptor subtypes 1 and 5 modulator, in development for the potential treatment of central nervous system neuroinflammatory diseases.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. In some cases, you can identify forward-looking statements by words such as “expected”, “potential”, “plan”, “anticipate”, “focused on”, “look forward” and “build out”, and include, without limitation, statements about the following: Longboard’s clinical and preclinical programs, including timing of results, initiation of clinical trials, regulatory applications, progress, protocols, milestones, plans, and potential treatments; our positioning; our team; and our focus. For such statements, Longboard claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Longboard’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: Risks related to Longboard’s limited operating history, financial position and need for additional capital; Longboard will need additional managerial and financial resources to advance all of its programs, and you and others may not agree with the manner Longboard allocates its resources; risks related to the development and commercialization of Longboard’s product candidates; Longboard’s product candidates are in the early phase of a lengthy research and development process, the timing, manner and outcome of research, development and regulatory review is uncertain, and Longboard’s product candidates may not advance in research or development or be approved for marketing; enrolling participants in Longboard’s ongoing and intended clinical trials is competitive and challenging; the duration and severity of the coronavirus disease (COVID-19) outbreak, including but not limited to the impact on Longboard’s clinical trials and operations, the operations of Longboard’s suppliers, partners, collaborators, and licensees, and capital markets, which in each case remains uncertain; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Longboard or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial; risks related to relying on licenses or collaborative arrangements; other risks related to Longboard’s dependence on third parties; competition; product liability or other litigation or disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to regulatory compliance; and risks relate to Longboard’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements are disclosed in Longboard’s filings with the Securities and Exchange Commission (SEC). These forward-looking statements represent Longboard’s judgment as of the time of this release. Longboard disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:

Megan E. Knight
Head of Investor Relations
mknight@longboardpharma.com

IR@longboardpharma.com

619.592.9775

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Financial Tables Follow

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(in thousands, except share and per share data)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$90,861	$55,316
Short-term investments	27,980	—
Prepaid expenses and other current assets	1,848	46
Total current assets	120,689	55,362
Other long-term assets	33	—
Deferred financing costs	—	876
Total assets	$120,722	$56,238
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$915	$1,213
Accrued research and development expenses	1,584	916
Accrued other expenses	162	845
Accrued compensation and related expenses	612	161
Total current liabilities	3,273	3,135
Commitments and contingencies
Convertible preferred stock:
Series A convertible preferred stock $0.0001 par value; authorized shares - none and 5,600,000 at June 30, 2021 and December 31, 2020, respectively; issued and outstanding shares - none and 5,600,000 at June 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference – none and $56,000 at June 30, 2021 and December 31, 2020, respectively	—	55,795
Stockholders' equity (deficit):	—
Preferred stock, $0.0001 par value; authorized shares - 10,000,000 and none at June 30, 2021 and December 31, 2020, respectively; issued and outstanding shares - none at June 30, 2021 and December 31, 2020	—	—
Voting common stock, $0.0001 par value; authorized shares - 300,000,000 and 10,500,000 at June 30, 2021 and December 31, 2020, respectively; issued and outstanding shares - 13,237,500 and 3,840,540 at June 30, 2021 and December 31, 2020, respectively, both excluding 348,450 shares subject to repurchase	1	—
Non-voting common stock, $0.0001 par value; authorized shares - 10,000,000 and none at June 30, 2021 and December 31, 2020, respectively; issued and outstanding shares - 3,629,400 and none at June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	144,561	11,708
Accumulated other comprehensive loss	(34)	—
Accumulated deficit	(27,079)	(14,400)
Total stockholders' equity (deficit)	117,449	(2,692)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$120,722	$56,238

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended	Period from January 3, 2020 (Inception) through
(in thousands, except share and per share data)	2021	2020	June 30, 2021	June 30, 2020
Operating expenses:
Research and development	$4,915	$800	$9,313	$859
General and administrative	2,072	767	3,377	882
Total operating expenses	6,987	1,567	12,690	1,741
Loss from operations	(6,987)	(1,567)	(12,690)	(1,741)
Interest income, net	13	—	17	—
Other expense	(6)	—	(6)	—
Net loss	$(6,980)	$(1,567)	$(12,679)	$(1,741)

Net loss per share, basic and diluted	$(0.41)	$(0.41)	$(1.07)	$(0.46)

Weighted-average shares outstanding, basic and diluted	16,827,556	3,840,540	11,846,653	3,776,531

Comprehensive loss:
Net loss	$(6,980)	$(1,567)	$(12,679)	$(1,741)
Unrealized loss on short-term investments, net	(34)	—	(34)	—
Comprehensive loss	$(7,014)	$(1,567)	$(12,713)	$(1,741)